AMENDED AND RESTATED BY-LAWS

                                       OF

                           BARRINGER TECHNOLOGIES INC.

                           (Effective August 26, 1998)


                                     OFFICES

          Section  1.1.   Registered   Office.  The  registered  office  of  the
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 1.2. Other Offices. The Corporation may also establish and maintain such other offices as the Board of Directors may from time to time deem necessary or advisable or as the business of the Corporation may require.

                                  STOCKHOLDERS

          Section 2.1. Place of Meetings of Stockholders. Meetings of the stockholders shall be held at such place or places as may be fixed from time to time by the Board of Directors and the Corporation.

          Section 2.2. Annual Meeting of Stockholders. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Wednesday of May of each year, if not a legal holiday, and if that day be a legal holiday, then on the next business day following; provided, however, that the annual meeting may be held on such other day as determined by resolution of the Board of Directors, as stated in the notice of the meeting.

          Section 2.3. Notice of the Annual Meeting of Stockholders. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 2.4. Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board of Directors (the "Chairman") or the Chief Executive Officer (the "Chief Executive Officer"), and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

          Section 2.5. Notice of Special Meetings of Stockholders. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote as such meeting.

          Section 2.6. Fixing Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other lawful action.

          Section 2.7. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 2.8. Quorum; Adjourned Meetings. The holders of shares of stock having a majority of the votes entitled to be cast by the holders of all issued and outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 2.9. Vote Required to Act. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question; provided, however, that at all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect.

          Section 2.10. Voting Rights of Stockholders; Proxies. Unless the Certificate of Incorporation of the Corporation shall provide otherwise, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent without a meeting may authorize another person or person to act for him or her by proxy, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, a stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, and shall be filed with the Secretary of the Corporation.

          Section 2.11. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section  2.12.  Inspectors  at  Stockholders'  Meeting.  The  Board of
Directors, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the presiding officer may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

          Section 2.13. Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the certificate of incorporation and by-laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

                                    DIRECTORS

          Section 3.1. Powers of the Board of Directors. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not be statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

          Section 3.2. Number, Election, Tenure and Qualification of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than nine. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors at any meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of these By-laws, and each director elected shall hold office until a successor is elected and qualified. Directors need not be stockholders.

          Section 3.3. Newly Created Directorships and Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

          Section 3.4. Resignations. Any director may resign at any time by giving written notice to the Secretary. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless otherwise specified therein.

          Section 3.5. Place and Time of Meetings of the Board of Directors. A regular meeting of each newly elected Board of Directors shall be held immediately following the Annual Meeting of stockholders and at the place of such meeting, or as soon as practicable thereafter at such place as shall have been previously fixed for that purpose by resolution of the Board of Directors. Other regular meetings by the Board of Directors may be held at such times and places as the Board of Directors may from time to time determine. Special meetings of the Board of Directors shall be held whenever called by order of the Board of Directors or by the Chief Executive Officer, the President or the Secretary at the written request of any three directors, and at such place or places as may be fixed by the Board of Directors or designated in the notice of such meeting.

          Section 3.6. Notice of Meetings of the Board of Directors. Notice of regular meetings of the Board of Directors need not be given. Notice of the time and place of every special meeting of the Board of Directors shall be given at least two days before the meeting. Except as otherwise provided by law or by these By-laws, any notice of meeting need not specify the purpose of the meeting.

          Section 3.7 Quorum. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 3.8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 3.9. Compensation and Reimbursement of Directors. The Board of Directors may fix the compensation of directors for services in any capacity, and may allow directors a fixed sum and expenses of attendance, if any, for attendance at each directors' meeting. Members of committees may be allowed similar compensation and reimbursement for their services as such. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefore.

          Section 3.10. Interest Directors. No contract or other transaction between the Corporation and one or more of its directors, officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes such contract or transaction, or solely because his, her or their votes are counted for such purposes, if:

         (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.

          Section 3.11. Executive Committee. The Board of Directors may, from time to time, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of two or more directors of the Corporation. The Executive Committee shall have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee shall serve at the pleasure of the Board of Directors, which shall have the power at any time to change the members thereof, to fill vacancies therein and to discharge such Committee, with or without cause.

          Section 3.12. Other Committees. The Board of Directors may, from time to time, by resolution passed by a majority of the whole Board of Directors, establish one or more committees of the Board of Directors, having such powers and responsibilities, and consisting of two or more directors of the Corporation, as the Board of Directors shall designate. Any and all such committees shall serve at the pleasure of the Board of Directors, which shall have the power at any time to change the members thereof, to fill vacancies therein and to discharge any such committee, with or without cause.

          Section 3.13. Organization. At all meetings of the Board of Directors, the Chairman, or in the Chairman's absence, the Vice-Chairman of the Board of Directors (the "Vice Chairman"), or in the Vice Chairman's absence, the Chief Executive Officer, or in the Chief Executive Officer's absence, the President, or in the President's absence, a chairman chosen by the directors, shall preside.

          Section 3.14. Chairman of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders where present; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

          Section 3.15. Vice Chairman of the Board of Directors. In the absence of the Chairman or in the event of the Chairman's death or inability to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting, shall have all the authority of and be subject to all the restrictions upon the Chairman. The Vice Chairman shall perform such other duties as from time to time may be prescribed by the Chairman or by the Board of Directors.

                                    OFFICERS

          Section 4.1. Authorized Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary. One person may hold more than one office.

          Section 4.2. Election or Appointment and Term of Office. The officers of the corporation, other than subordinate or assistant officers, shall be elected or appointed annually by the Board of Directors at its first meeting held after each Annual Meeting of Stockholders. The Board of Directors may from time to time appoint such subordinate or assistant officers, with such powers and duties, as it may deem desirable, and may from time to time authorize any officer to appoint and remove such subordinate or assistant officers and prescribe their powers and duties. Each officer shall hold office until his or her successor has been elected or appointed and qualified or until the office is declared vacant by the Board of Directors, unless he or she shall sooner die, resign or be removed as hereinafter provided.

          Section 4.3. Removal. Any officer of the Corporation elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors . Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

          Section 4.4. Resignation. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4.5. Security. The Board of Directors may require any officer to give security for the faithful performance of his or her duties. Such security may be in the form of a bond in such form and with such surety or sureties as the Board of Directors may approve.

          Section 4.6. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officers upon whom the power of appointing subordinate or assistant officers may have been conferred to fix the compensation of such subordinate or assistant officers.

          Section 4.7. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors shall have general charge and supervision over and responsibility for the business and affairs of the Corporation and corporate development, expansion and contraction and long-range planning of the Corporation, including, without limitation, the acquisition, development and disposition of facilities necessary to implement the foregoing; and shall have the authority to instruct, direct, and control the Corporation's other officers, employees and agents. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the Corporation, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer of a corporation, and such other duties as may be prescribed by the Board of Directors or the Chairman from time to time.

          Section 4.8 President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Board of Directors shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the Corporation, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors or the Chairman from time to time.

          Section 4.9. Vice Presidents. In the absence of the Chief Executive Officer or the President or in the event of the Chief Executive Officer's and the President's death or inability to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their seniority) shall perform the duties of the Chief Executive Officer and/or the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the Chief Executive Officer and/or the President. Any Vice President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates representing shares of the Corporation; and shall perform such other duties as from time to time may be prescribed by the Chief Executive Officer, the President or by the Board of Directors.

          Section 4.10. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of the Executive Committee in books provided for the purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law and shall be custodian of the corporate records and of the seal of the Corporation. The Secretary shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized, and when so affixed may attest the same. In general, the Secretary shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be prescribed by the Chief Executive Officer, the President or by the Board of Directors.

          Section 4.11. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited in the name of the Corporation all moneys or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated by the Board of Directors. The Treasurer shall have charge and custody of and be responsible for the keeping of correct and complete books and records of the account of the Corporation and shall render to the Board of Directors whenever requested an account of the financial condition of the Corporation. In general the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as may be prescribed by the Chief Executive Officer, the President or by the Board of Directors.

          Section 4.12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary and Assistant Treasurer or, if there be more than one, the Assistant Secretaries and Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or inability of the Secretary or the Treasurer, perform the duties and exercise the powers of the Secretary and the Treasurer, respectively, and shall perform such other duties and have such other powers as from time to time may be assigned to them or any of them by the Chief Executive Officer, the President or by the Board of Directors

                             SHARES AND STOCKHOLDERS

          Section 5.1. Certificates. Each stockholder shall be entitled to a share certificate or certificates in a form to be approved by the Board of Directors, certifying the number of shares owned by him or her, signed by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation or a facsimile thereof.

          Section 5.2. Transfer of Shares. Transfer of shares of stock of the Corporation shall be made only on the books of the corporation by the holder thereof or by duly authorized power of attorney duly executed and filed with the Secretary of the Corporation, or its transfer agent, and upon the surrender of the certificate representing the shares to be transferred properly endorsed and bearing the requisite amount of stock transfer stamps, if any, duly canceled. No transfer of shares of stock of the Corporation shall be valid as against the Corporation, its stockholders and creditors for any purpose, until it shall have been entered in the stock books of the corporation by an entry showing from and to whom transferred.

          Section 5.3. Lost, Mutilated or Destroyed Certificates. In case any share certificate is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable.

                                  DEPOSITORIES

          Section 6. The Board of Directors may designate one or more depositaries for the funds of the Corporation and shall determine what officer or officers or other agents or employees shall be entitled to act on behalf of the Corporation with respect to accounts of the Corporation with such depositories.

                                   FISCAL YEAR

          Section 7. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by resolution of the Board of Directors.

                                      SEAL

         Section 8. The Board of Directors shall provide a suitable seal having inscribed thereon the name of the Corporation, the year 1967 and such other appropriate legend as may from time to time be determined by the Board of Directors. If deemed advisable by the Board of Directors, a duplicate seal or seals may be provided and kept for the necessary purposes of the Corporation.

                                     NOTICES

          Section 9.1. Manner of Notice. Whenever by law, the Certificate of Incorporation or these By-laws, notice is required or permitted to be given to any stockholder, director, officer or member of a committee, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such person at his or her address as the same appears on the books of the Corporation or to such other address as such person may have designated in a written request to the Secretary of the Corporation, with postage prepaid thereon, and such notice shall be deemed to be given at the time when the same shall be so deposited in the United States mail.

          Section 9.2. Waiver of Notice to Stockholders. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, except for the purpose of objecting at the beginning of the meeting to the lack of notice to such meeting, shall constitute a waiver of notice by that stockholder.

          Section 9.3. Waiver of Notice to Directors. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting the lack of notice, either prior thereto or at its commencement. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

          Section 9.4. When Notice or Lapse of Time Unnecessary. Whenever by law, the Certificate of Incorporation or these By-laws or by the term of any agreement or instrument, the Corporation or the Board of Directors is authorized to take any action after notice to any person or persons, such action may be taken without notice if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a stockholder, his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

                                 INDEMNIFICATION

          Section 10. Indemnification. Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation, or any other company which such person serves or served as such at the request of the Corporation, shall be indemnified by the Corporation against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto, which is brought or threatened either by or in the right of the Corporation or such other company (herein called a "derivative action") or by any other person, governmental authority or instrumentality (herein called a "third-party action"), and in which such person is made a part or is otherwise involved by reason of being or having been such director, officer, employee or agent or by reason of any action or omission by such person in his or her capacity as such director, officer, employee or agent if either (a) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the directors of the Corporation (which quorum shall not include any director who is a party to or is otherwise involved in such action) or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel (i) in the case of a derivative action, such person acted without negligence or misconduct in the performance of his or her duties to the Corporation or such other company, or (ii) in the case of a third-party action, such person acted in good faith in what he or she reasonably believed to be the best interests of the Corporation or such other company and, in addition, in any criminal action, such person had no reasonable cause to believe that his or her action was unlawful; provided that, in the case of a derivative action, such indemnification shall not be made in respect of any payment to the Corporation or such other company or any stockholder thereof in satisfaction of judgment or in settlement unless either (x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or (y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel, the applicable standard of conduct specified in this sentence has been met, such action was without merit, such settlement was in the best interests of the Corporation or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful, on the merits or otherwise, in defending part of such action or, in the judgment of such a court or such directors or in the opinion of such counsel, has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he or she shall be indemnified by the Corporation against the judgments, settlement payments, fines, penalties and other costs and expenses attributable to such part of such action.

          The foregoing rights of indemnification shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled under any agreement or vote of stockholders or at law or in equity or otherwise, including, but not limited to, any indemnification to which such director, officer, employee or agent may now or hereafter be entitled under
Section 145 of the General Corporation Law of the State of Delaware.

          In any case in which, in the judgment of a majority of such a disinterested quorum of the directors, any such director, officer, employee or agent will be entitled to indemnification under the foregoing provisions of this Article, such amounts as they deem necessary to cover the reasonable costs and expenses incurred by such person in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof may be advanced to such person, in the case of a director or officer, upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that he or she is not so entitled to indemnification and in the case of an employee or agent, upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                              AMENDMENT AND REPEAL

          Section 11. Mode of Amendment or Appeal. These By-laws may be amended, repealed or new By-laws adopted, by vote of the holders of a majority of the stock having voting power or by the affirmative vote of a majority of the entire Board of Directors, at any meeting duly called and held at which a quorum is present. Any By-law adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon as herein provided.